SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2003

WHITE ELECTRONIC DESIGNS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Indiana	1-4817	35-0905052

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 E. University Drive, Phoenix, Arizona	85034

(Address of Principal Executive Offices)	(Zip Code)

(602) 437-1520

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     This Form 8-K/A amends the Current Report on Form 8-K dated January 24, 2003 and includes the financial statements and pro forma financial information that had been omitted from the previously filed Form 8-K as permitted by Item 7 of Form 8-K.

SIGNATURES
EXHIBIT INDEX
EX-23.1

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits:

Exhibit No.	Description

2.1*	Agreement and Plan of Reorganization dated as of January 22, 2003 by and among White Electronic Designs Corporation, IDS Reorganization Corp. and Interface Data Systems, Inc.
4.1*	Indemnification and Release Agreement dated as of January 22, 2003 by and among White Electronic Designs Corporation and all of the outstanding shareholders of Interface Data Systems, Inc.
23.1	Consent of Nelson Lambson & Co., PLC
99.1*	Press Release dated January 23, 2003.

*	Previously filed

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE ELECTRONIC DESIGNS CORPORATION

Date: April 7, 2003	By: /s/ William Rodes Vice President and Chief Accounting Officer

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Interface Data Systems, Inc.

We have audited the accompanying consolidated balance sheet of Interface Data Systems, Inc. (an Arizona corporation) and subsidiary as of June 29, 2002, and the related consolidated statements of income, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interface Data Systems, Inc. and subsidiary as of June 29, 2002, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Nelson Lambson & Co., PLC
Mesa, Arizona
August 27, 2002

INTERFACE DATA SYSTEMS, INC.
AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
June 29, 2002

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,153,654
Accounts receivable, net	4,576,469
Inventories, net	2,907,942
Deferred income taxes	641,000
Prepaid expenses and other assets	169,633

Total current assets	9,448,698
PROPERTY, NET	6,645,381
RESTRICTED CASH	750,885
OTHER ASSETS	288,532

$17,133,496

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of notes payable and long-term debt	$962,428
Current portion of capital lease obligation	13,679
Accounts payable	2,115,587
Accrued liabilities	1,416,778
Income taxes payable	42,526

Total current liabilities	4,550,998

LONG-TERM DEBT
Notes payable and long-term debt, less current portion	6,682,572
Capital lease obligation, less current portion	67,008
Deferred income taxes	915,000

Total long-term debt	7,664,580

Total liabilities	12,215,578

STOCKHOLDERS’ EQUITY
Common stock, Class A voting, $.001 par value:	4,804
Authorized shares - 10,000,000 Issued and outstanding shares - 4,766,603 Common stock, Class B nonvoting, no par value:	6,250
Authorized shares - 1,000,000 Issued and outstanding shares - 5,000 Additional paid-in capital, Class A	1,832,490
Unearned compensation	(350,000)
Retained earnings	3,471,017
Less — Treasury Stock (37,314 Class A shares), at cost	(46,643)

Total stockholders’ equity	4,917,918

$17,133,496

The accompanying notes are an integral part of this consolidated financial statement.

INTERFACE DATA SYSTEMS, INC.
AND SUBSIDIARY
CONSOLIDATED STATEMENT OF INCOME
For the year ended June 29, 2002

NET SALES	$29,831,499
COST OF SALES	24,696,480

Gross profit	5,135,019

OPERATING EXPENSES
Selling, General, and Administrative	3,459,971
Research & Development	856,271

Total Operating Expenses	4,316,242

Operating income	818,777

OTHER INCOME (EXPENSE)
Interest income	30,316
Interest expense	(584,086)
Loss on disposition of property	(44,869)
Other income, net	22,805

Other expense, net	(575,834)

Income before provision for income taxes	242,943
PROVISION FOR INCOME TAXES	100,432

NET INCOME	$142,511

The accompanying notes are an integral part of this consolidated financial statement.

INTERFACE DATA SYSTEMS, INC.
AND SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the year ended June 29, 2002

	Common Stock

	Class A		Class B		Additional
					Paid-In	Unearned	Retained	Treasury
	Shares	Amount	Shares	Amount	Capital	Compensation	Earnings	Stock	Total

Balance at June 30, 2001	4,766,603	$4,804	5,000	$6,250	$1,832,490	$(450,000)	$3,328,506	$(46,643)	$4,675,407
Net income	—	—	—	—	—	—	142,511	—	142,511
Amortization of unearned compensation	—	—	—	—	—	100,000	—	—	100,000

Balance at June 29, 2002	4,766,603	$4,804	5,000	$6,250	$1,832,490	$(350,000)	$3,471,017	$(46,643)	$4,917,918

The accompanying notes are an integral part of this consolidated financial statement.

INTERFACE DATA SYSTEMS, INC.
AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
For the year ended June 29, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$142,511
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,301,867
Loss on disposition of property	44,869
Provision for bad debts	19,101
Deferred income taxes	(55,420)
Amortization of unearned compensation	100,000
(Increase) decrease in Accounts receivable, net	1,291,893
Inventories, net	546,468
Income taxes receivable	188,326
Prepaid expenses and other assets	4,125
Other assets	82,508
Increase (decrease) in Accounts payable	38,827
Accrued liabilities	(64,269)
Income taxes payable	42,526

Net cash provided by operating activities	3,683,332

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property	34,747
Purchase of property	(149,943)
Decrease in restricted cash	1,793,461

Net cash provided by investing activities	1,678,265

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable and long-term debt	(4,451,614)
Payments on capital lease obligation	(15,383)

Net cash used in financing activities	(4,466,997)

Net increase in cash and cash equivalents	894,600
CASH AND CASH EQUIVALENTS — Beginning of year	259,054

CASH AND CASH EQUIVALENTS — End of year	$1,153,654

The accompanying notes are an integral part of this consolidated financial statement.

INTERFACE DATA SYSTEMS, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 29, 2002

(1) OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Operations

     Interface Data Systems, Inc. was incorporated on April 2, 1991, under the laws of the state of Arizona. The Company designs and manufacturers membrane and elastomer keypads, control panels, custom full-travel keyboards, and complete electronic interface devices. These capabilities include hardware, software, and packaging, and are focused on hand-held through desktop electronic instruments. The Company also has turnkey manufacturing services, including the sourcing of components and full functional testing. The Company operates under a 52/53 week year-end, with year-end falling on the Saturday closest to June 30. The year ended June 29, 2002 was a 52-week year.

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Interface Data Systems, Inc. and its wholly owned subsidiary, IDS Acquisition Corporation (collectively, the “Company”). All intercompany transactions have been eliminated for the year ended June 29, 2002.

     Cash and Cash Equivalents

     For purposes of reporting the consolidated statement of cash flows, the Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

     Accounts Receivable

     The Company does not require collateral on accounts receivable balances. The allowance for doubtful accounts totaled approximately $137,000 at June 29, 2002.

     Inventories

     Inventories are carried at the lower of cost or market using the first-in, first-out (FIFO) method for raw materials and specific identification for work-in-process and finished goods.

     Property

     Property is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from 3 to 31.5 years.

INTERFACE DATA SYSTEMS, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 29, 2002

(1)	OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Stock Based Compensation

     The Company grants stock options to employees for a fixed number of shares with an exercise price which generally does not exceed the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees, and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-Based Compensation, and, accordingly, recognizes no compensation expense for the stock option grants unless they are granted at less than fair value.

     Income Taxes

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

     Advertising

     Advertising costs are expensed as they are incurred. Advertising costs for the year ended June 29, 2002, totaled approximately $35,000.

     Revenue Recognition

     Sales are recorded at the time individual items are shipped.

     Research and Development

     Research and development expenses are charged to expense as incurred.

     Shipping Costs

     Substantially all costs of shipping products to customers are included in cost of sales.

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

INTERFACE DATA SYSTEMS, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 29, 2002

(2)	INVENTORIES

     Inventories consisted of the following at June 29, 2002:

Raw materials	$1,790,463
Work in process	1,065,522
Finished goods	923,069

Total inventories	3,779,054
Less reserves	(871,112)

Inventories, net	$2,907,942

(3)	PROPERTY

     Property consisted of the following at June 29, 2002:

Land	$240,000
Building	3,593,879
Computers	1,593,182
Machinery and equipment	6,399,734
Furniture and fixtures	407,729
Construction in progress	18,927

Total property	12,253,451
Less — Accumulated depreciation	(5,608,070)

Property, net	$6,645,381

Included in cost of sales for the year ended June 29, 2002, is depreciation expense of approximately $997,000. Included in selling, general and administrative expenses for the year ended June 29, 2002, is depreciation expense of approximately $250,000. Included in research and development expenses for the year ended June 29, 2002, is depreciation expense of approximately $54,000.

INTERFACE DATA SYSTEMS, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 29, 2002

(4)	NOTES PAYABLE AND LONG-TERM DEBT

     Notes payable and long-term debt consisted of the following at June 29, 2002:

Subordinated notes payable to stockholders and an affiliate of a stockholder, uncollateralized, bearing interest at rates ranging from 12 to 12.5 percent, interest payable generally quarterly, principal matured in January 2000. Certain note holders have not expressed a demand for payment	$80,000

Arizona Industrial Development Authority Bonds, collateralized by a letter of credit from a bank which is collateralized by substantially all assets of the Company and guaranteed by the majority stockholder, with the proceeds restricted to qualifying building and manufacturing equipment purchased before October 2001. The bonds are payable in quarterly principal installments beginning in July 1999 based on amortization periods of 7 years for equipment and 15 years for buildings, based on the proceeds actually advanced plus the amounts outstanding under the term loan. All principal payments were first applied to a term loan until it was paid in full in 2002, then to the bonds. The bonds bear interest, payable monthly, at the adjustable interest rate mode, as defined (1.55 percent effective rate at June 29, 2002). The last of the bonds mature in October 2017.	3,905,000

INTERFACE DATA SYSTEMS, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 29, 2002

(4)	NOTES PAYABLE AND LONG-TERM DEBT (continued)

Ohio Industrial Development Authority Bonds, which are collateralized by a letter of credit from a bank, which is collateralized by substantially all assets of the Company and guaranteed by the majority stockholder and the Company’s wholly-owned subsidiary. Proceeds from the bonds are restricted to qualifying building and manufacturing equipment purchased before August 2003 (restricted cash of approximately $745,000 at June 29, 2002). The bonds are payable in quarterly principal installments commencing September 20, 2000, based on amortization periods of 7 years for equipment and 20 years for real property, based on the proceeds actually advanced. All principal payments were first applied to a term loan until paid in full in 2002, and then to the Arizona bonds in an allocation set by the bank. The bonds bear interest, payable monthly, at the adjustable interest rate mode, as defined (1.55 percent effective rate at June 30, 2002). In connection with the bond issuance of these bonds, the Company paid off existing debt in August 2000 in the amount of approximately $2,141,000. The last of these bonds mature in August 2020.	3,660,000

$3,500,000 line of credit with a bank, expiring July 2004, collateralized by substantially all assets of the Company and a guarantee by the majority stockholder, bearing interest at the bank’s prime rate plus a variable rate ranging from .25 percent to 1.75 percent (6.5 percent effective rate at June 29, 2002)	—

Total notes payable and long-term debt	7,645,000

Less — Current portion	(962,428)

Notes payable and long-term debt, less current portion	$6,682,572

INTERFACE DATA SYSTEMS, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 29, 2002

(4) NOTES PAYABLE AND LONG-TERM DEBT (continued)

     Annual principal payments on notes payable and long-term debt for the years subsequent to June 29, 2002 are scheduled as follows:

2003	$962,428
2004	882,428
2005	882,428
2006	882,428
2007	882,428
Thereafter	3,152,860

Total notes payable and long-term debt	$7,645,000

     Principal payments made to related parties was approximately $25,000 for the year ended June 29, 2002. Interest paid to related parties was approximately $17,000 for the year ended June 29, 2002.

     The Company’s borrowing agreements contain certain covenants, including the maintenance of certain financial ratios. The Company was in compliance with the covenants requiring the maintenance of certain financial ratios at June 29, 2002. However, they were in violation of the covenant requiring the timely issuance of audited financial statements. The bank has waived this violation as of and for the year ended June 29, 2002.

     At June 29, 2002, the Company had approximately $9,394,000 of unused letters of credit with a bank, which collateralize the industrial bonds noted above, with a facility fee ranging between 1.5% and 2.75%.

INTERFACE DATA SYSTEMS, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 29, 2002

(5)	OBLIGATION UNDER CAPITAL LEASE

     During the fiscal year 2002, the Company entered into an equipment capital lease agreement which expires in May 2006. The gross amount of the asset recorded under this capital lease agreement was approximately $96,000 and the related accumulated amortization was approximately $23,000 as of June 29, 2002. Amortization expense on this capital lease is included in depreciation expense. Future minimum lease payments on this lease obligation for the years subsequent to June 29, 2002 are scheduled as follows:

2003	$25,062
2004	25,062
2005	25,062
2006	23,626

Total future minimum lease payments	98,812
Less — Interest	(18,125)

Total obligation under capital lease	80,687
Less — Current Portion	(13,679)

Capital lease obligation, less current portion	$67,008

6)	INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows at June 30, 2002:

Deferred tax liabilities — Tax over book depreciation	$915,000

Deferred tax assets:
Accrued liabilities and other	132,000
Nondeductible reserves	475,000
Other	34,000

Total deferred tax assets	641,000

Net deferred tax liability	$274,000

INTERFACE DATA SYSTEMS, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 29, 2002

(6)	INCOME TAXES (continued)

     Significant components of the federal and state income tax expense at June 29, 2002 are as follows:

Current:
Federal	$144,187
State	11,665

Total current	155,852

Deferred:
Federal	(48,500)
State	(6,920)

Total deferred	(55,420)

Total provision for income taxes	$100,432

(7)	SUPPLEMENTAL CASH FLOW INFORMATION

     Cash paid for interest for the year ended June 29, 2002, was approximately $559,000.

     Total income tax payments, net of any refunds received, during the year ended June 29, 2002, were approximately $27,000.

(8)	SUPPLEMENTAL INFORMATION ON NON-CASH INVESTING AND FINANCING ACTIVITIES

     During the year ended June 29, 2002, the Company entered into a capital lease obligation for equipment totaling approximately $96,000.

(9)	OPERATING LEASES

     The Company leases certain equipment under noncancelable operating leases that expire in various years through fiscal year 2005. Total rent expense was approximately $233,000 for the year ended June 29, 2002.

INTERFACE DATA SYSTEMS, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 29, 2002

(9) OPERATING LEASES (continued)

     Future minimum payments under noncancelable operating leases with initial terms of one year or more for the years subsequent to June 29, 2002 are as follows:

2003	$87,244
2004	34,045
2005	753

Total future minimum rental payments	$122,042

(10) COMMON STOCK AND STOCK-BASED AWARDS

     In January 2001, the Company’s Board of Directors issued a stock warrant to purchase 500,000 shares of Class A stock to the President of the Company at $1.00 per share, which was less than the fair value of the Company’s Class A stock on the date of issuance, as determined by management of the Company. The warrant is exercisable at the rate of 20 percent per year commencing December 31, 2001 with a provision that upon a change in control of the Company, the warrant shall become 100% exercisable. In connection with this issuance, the Company recorded an increase to additional paid-in capital and recorded unearned compensation of $500,000 representing the excess of the fair value of the shares underlying the warrant over the exercise price. Unearned compensation is being amortized to selling, general and administrative expense over the service period with $100,000 charged to expense for the year ended June 29, 2002.

     During the year ended June 24, 1995, the Company’s Board of Directors adopted a Long-Term Incentive Plan (the Plan) for employees and directors, for the issuance of various stock based awards for a maximum of 900,000 shares of Class A Stock and 600,000 shares of Class B Stock. In January 2001, the Company’s Board of Directors approved an amendment to increase the total shares covered by the Plan from 1,500,000 shares to 1,750,000 shares. The options granted generally become exercisable at the rate of 25 percent per year, commencing retroactively two years from the date of hire, and for new employees subsequent to fiscal 1995, two years from the date of grant. In September 2001, the Company changed the vesting schedule for options granted from that point forward to a vesting rate of 25% per year commencing on the date of grant.

     The Company has elected to follow APB 25, and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123 (SFAS 123), Accounting for Stock-Based Compensation, requires use of options valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company’s

INTERFACE DATA SYSTEMS, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 29, 2002

(10) COMMON STOCK AND STOCK-BASED AWARDS (continued)

employee stock options was not less than the market price of the underlying stock on the date of grant, no compensation expense is recognized. Had compensation expense been determined based on the fair value at the grant date of rewards consistent with the provisions of SFAS 123, the effect on the Company’s income would not have been significant for the period presented. The Company further believes that, based on the models required to be used by SFAS 123, pro forma amounts derived under such methodologies would not be representative, if material, since such models are not designed for use of stock options of the type issued by the Company.

     Stock options outstanding under the Long-Term Incentive Plan are as follows:

			Weighted
			Average
	Class A	Class B	Exercise Price
	Shares	Shares	per Share

Outstanding at June 30, 2001	744,000	558,500	$0.87
Granted	25,000	125,000	$2.00
Exercised	—	—	—
Expired or canceled	(55,000)	(95,000)	$1.84

Outstanding at June 29, 2002	714,000	588,500	$0.89

Exercisable at June 29, 2002	714,000	404,750	$0.71

INTERFACE DATA SYSTEMS, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 29, 2002

(10) COMMON STOCK AND STOCK-BASED AWARDS (continued)

     The following table summarizes information about stock options outstanding at June 29, 2002:

	Outstanding Options			Exercisable Options

		Weighted-
		Average	Weighted-		Weighted-
Range		Remaining	Average		Average
of Exercise	June 29,	Contractual	Exercise	June 29,	Exercise
Prices	2002	Life	Price	2002	Price

$0.66	1,062,500	2.6 years	$0.66	1,062,500	$0.66
1.25	35,000	3.9 years	1.25	31,250	1.25
2.00	205,000	8.7 years	2.00	25,000	2.00

(11) CONCENTRATIONS

     Major Customers

     During the year ended June 29, 2002, the Company had major customers with sales greater than 5% of total sales of which sales were approximately as follows:

	Sales from	Percent of
	Major	Total
	Customers	Sales

A	$9,118,000	30.6%
B	7,901,000	26.5%
C	2,310,000	7.7%
D	1,535,000	5.1%

	$20,864,000	69.9%

INTERFACE DATA SYSTEMS, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 29, 2002

(11) CONCENTRATIONS (continued)

     Information regarding accounts receivable from these major customers at June 29, 2002 was approximately as follows:

		Percent
		of Total
		Trade
	Amount	Receivables

A	$1,072,000	23.4%
B	1,511,000	33.0%
C	641,000	14.0%
D	—	0.0%

	$3,224,000	70.4%

     The Company performs ongoing credit risk evaluations of its customers’ financial condition and generally does not require collateral. The Company’s significant customers are major, well-known businesses in the telephone equipment, entertainment systems, and appliance industries, generally in the United States. Credit losses have been provided for in the financial statements and are within the range of management’s expectations.

     Cash Deposits

     The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash balances. At June 29, 2002, the Company’s uninsured balance was approximately $2,192,000.

(12) RELATED PARTY TRANSACTIONS

     The Company paid consulting fees of approximately $6,000 to a company owned by a member of the Board of Directors during the year ended June 29, 2002.

(13) 401(K) PLAN

     The Company sponsors a 401(k) Plan covering substantially all employees. The Plan provides for employer contributions based primarily on employee participation. The total contributions made to the Plan by the Company were approximately $94,000 for the year ended June 29, 2002.

(14) EVENT (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS' REPORT

     On January 22, 2003, White Electronic Designs Corporation (“White”) acquired the Company in exchange for $9.0 million in cash and 577,595 shares of White common stock as well as the issuance of 639,097 White options in exchange for all of the Company's vested and unvested stock options and warrants outstanding as of the acquisition date.

INTERFACE DATA SYSTEMS, INC.
CONSOLIDATED BALANCE SHEET
(Unaudited)
(In thousands of dollars)

December 28, 2002

ASSETS
Current Assets
Cash and cash equivalents	$864
Accounts receivable, net	3,928
Inventories, net	2,318
Income tax receivable, net	165
Deferred income taxes	672
Prepaid expenses and other assets	93

Total Current Assets	8,040
Property, net	6,171
Restricted cash	776
Other assets	280

Total Assets	$15,267

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current portion of notes payable and long-term debt	$943
Current portion of capital lease obligation	18
Accounts payable	1,114
Accrued liabilities	1,598

Total Current Liabilities	3,673
Notes payable and long-term debt, less current portion	6,187
Capital lease obligation, less current portion	54
Deferred income taxes	810

Total Liabilities	10,724

Shareholders’ Equity
Common stock	11
Additional paid-in capital	1,832
Unearned compensation	(300)
Retained earnings	3,047
Less — Treasury Stock	(47)

Total Shareholders’ Equity	4,543

Total Liabilities and Shareholders’ Equity	$15,267

The accompanying notes are an integral part of these unaudited consolidated financial statements.

INTERFACE DATA SYSTEMS, INC.
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)
(In thousands of dollars)

	Six months ended

	December 28, 2002	December 29, 2001

Net sales	$11,760	$15,987
Cost of sales	9,693	13,131

Gross profit	2,067	2,856

Operating expenses
Selling, general and administrative	2,014	1,847
Research and development	482	403

Total operating expenses	2,496	2,250

Operating income (loss)	(429)	606

Other income (expense)
Interest income	9	32
Interest expense	(201)	(356)
Gain (loss) on disposition of property	50	(33)
Other income, net	19	8

Other expense, net	(123)	(349)

Income (loss) before provision for income taxes	(552)	257
Provision (benefit) for income taxes	(128)	120

Net income (loss)	$(424)	$137

The accompanying notes are an integral part of these unaudited consolidated financial statements.

INTERFACE DATA SYSTEMS, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
(In thousands of dollars)

	Six months ended

	December 28,	December 29,
	2002	2001

CASH FLOWS FROM OPERATING ACTIVITIES
Net income(loss)	$(424)	$137
Adjustments to reconcile net income(loss) to net cash provided by operating activities:
Depreciation and amortization	680	694
Provision for bad debts	5	48
Deferred income taxes	(136)	—
Amortization of unearned compensation	50	50
(Increase) decrease in:
Accounts receivable	643	1,981
Inventories, net	590	120
Income taxes payable/receivable	(208)	121
Prepaid expenses and other assets	86	42
Increase (decrease) in:
Accounts payable	(1,002)	(782)
Accrued liabilities	181	(3)

Net cash provided by operating activities	465	2,408

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property	(206)	(64)
(Increase) decrease in restricted cash	(25)	362

Net cash provided (used in) investing activities	(231)	298

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable and long-term-debt	(515)	(2,602)
Proceeds (payments) on capital lease obligations	(9)	89

Net cash used in financing activities	(524)	(2,513)

Net increase (decrease) in cash and cash equivalents	(290)	193

Cash and cash equivalents at beginning of the period	1,154	259

Cash and cash equivalents at end of the period	$864	$452

The accompanying notes are an integral part of these unaudited consolidated financials statements.

INTERFACE DATA SYSTEMS, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL INFORMATION

Note 1 – Basis of Presentation

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. However, certain information or footnote disclosures have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the statements include all adjustments necessary (which are of a normal and recurring nature) for the fair presentation of the results of the interim periods presented. These financial statements should be read in connection with the Company’s audited financial statements for the year ended June 29, 2002, included elsewhere in this document.

Note 2 – Inventories

Inventories consisted of the following at December 28, 2002 (in thousands of dollars):

Raw material	$2,073
Work in process	551
Finished goods	725

Total inventories	3,349
Less reserves	(1,031)

Inventories, net	$2,318

Unaudited Pro Forma Combined Financial Information

On January 22, 2003, White Electronic Designs Corporation (“White”) completed the acquisition of Interface Data Systems, Inc. (“IDS”) in exchange for $9.0 million in cash and 577,595 shares of White common stock as well as the issuance of 639,097 White options in exchange for all of IDS’ vested and unvested stock options and warrants outstanding as of the acquisition date.

The accompanying unaudited pro forma combined balance sheet as of September 28, 2002 gives effect to the acquisition of IDS by White as if such acquisition had occurred as of September 28, 2002. Additionally, the unaudited pro forma combined statements of income for the year ended September 28, 2002 and for the three months ended December 28, 2002 give effect to that acquisition as if it had occurred as of October 1, 2001. The unaudited pro forma combined financial information is included only for purposes of illustration, and it does not necessarily indicate what the financial condition or operating results would have been if the acquisition of IDS by White had been completed on the dates indicated.

White will account for the acquisition of IDS as a purchase business combination. The pro forma allocation of the purchase price to the acquired assets and liabilities is based on management’s preliminary estimates of the respective fair values and is subject to completion.

The unaudited pro forma combined financial information should be read in conjunction with the notes to the unaudited pro forma combined financial information, the audited historical consolidated financial statements included in White’s Form 10-K for the year ended September 28, 2002 previously filed with the Securities and Exchange Commission, and the audited historical financial statements of IDS as of and for the year ended June 29, 2002, as well as the unaudited historical financial statements of IDS as of December 28, 2002 and for the six months ended December 28, 2002 and December 29, 2001, included elsewhere in this Current Report on Form 8-K/A.

White’s fiscal year ends the Saturday closest to September 30th (September 28, 2002) while IDS’ fiscal year ends the Saturday closest to June 30th (June 29, 2002). Consistent reporting periods have been used for purposes of preparing the accompanying unaudited pro forma financial information.

WHITE ELECTRONIC DESIGNS CORPORATION
UNAUDITED PRO FORMA
COMBINED BALANCE SHEET
(In thousands of dollars)

	White	IDS				Unaudited
	September 28,	September 28,	Pro Forma			Pro Forma
	2002	2002	Adjustments(a)			Combined

ASSETS
Current Assets
Cash and cash equivalents	$12,097	$537		$(9,000	)(b)	$3,634
Accounts receivable, net	14,916	4,025				18,941
Inventories, net	16,109	3,010		130	(c)	19,249
Prepaid expenses	575	232
						807
Deferred income taxes	3,995	641				4,636

Total Current Assets	47,692	8,445		(8,870)		47,267
Property, plant and equipment, net	10,481	6,423		55	(d)	16,959
Restricted cash	—	833				833
Deferred income taxes	3,122	—				3,122
Goodwill	6,516	—		9,201	(e)	15,717
Intangible assets	370			7,100	(f)	7,470
Other assets, net	185	280				465

Total Assets	$68,366	$15,981		$7,486		$91,833

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$—	$943	$			$943
Accounts payable	6,037	1,363				7,400
Accrued salaries and benefits	2,344	595				2,939
Accrued expenses	3,842	737		474	(g)	5,053

Total Current Liabilities	12,223	3,638		474		16,335
Accrued long-term pension liability	671	—
						671
Long term debt	—	6,482				6,482
Deferred income taxes		915		2,880	(h)	3,795
Other long term liabilities	702	59				761

Total Liabilities	13,596	11,094		3,354		28,044

Shareholders’ Equity
Common stock	2,009	11		47	(i)	2,067
Treasury stock	(4)	(47)		47	(i)	(4)
Additional paid-in capital	53,313	1,832		7,180	(i)	62,325
Retained earnings	(293)	3,415		(3,415	)(i)	(293)

	55,025	5,211		3,859		64,095
Less accumulated other comprehensive loss	(255)					(255)
Less deferred compensation		(324)		273	(i)	(51)

Total Shareholders’ Equity	54,770	4,887		4,132		63,789

Total Liabilities and Shareholders’ Equity	$68,366	$15,981		$7,486		$91,833

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

White Electronic Designs Corporation
Notes to Unaudited Pro Forma Combined Balance Sheet

Pro Forma Adjustments to the Balance Sheet

     (a)  The following is a summary of the estimated aggregate purchase price:

Cash paid to IDS stockholders	$9,000,000
Market value of White common shares issued to IDS stockholders	4,613,426
Estimated fair value of IDS’ options and warrants	4,456,539
White transaction costs	473,424

Total purchase price	$18,543,389

     The estimated pro forma allocation of the purchase price is as follows:

IDS’ historical assets and liabilitites, net	$4,887,000
Adjustment of IDS’ historical assets and liabilities to fair value	13,656,389

Total purchase price	$18,543,389

(b)	Represents cash paid to IDS stockholders.

(c)	Represents adjustment to reflect IDS’ inventory at fair value.

(d)	Represents adjustments of IDS’ property, plant and equipment to fair value. These assets will be depreciated over the estimated remaining useful life of the respective assets using the straight-line method. Estimated remaining useful lives are expected to be 3 to 20 years.

(e)	Represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed in connection with the acquisition.

(f)	Represents identifiable intangible assets acquired including customer relationships, existing technology, contracted backlog and a non-compete agreement. These assets will be amortized over the estimated remaining useful life of the respective assets using the straight-line method. Estimated remaining useful lives are expected to range from 8 months to 15 years.

(g)	Represents an accrual for White’s transaction costs incurred in connection with the IDS acquisition.

(h)	Represents the adjustment of deferred income tax liabilities associated with the allocation of the purchase price at a combined federal and state income tax rate of 39.5%.

(i)	Represents the elimination of IDS’ stockholders’ equity and the issuance of White common stock in exchange for IDS’ common stock as well as the issuance of White stock options in exchange for IDS’ stock options.

WHITE ELECTRONIC DESIGNS CORPORATION
UNAUDITED PRO FORMA
COMBINED STATEMENT OF INCOME
(In thousands of dollars except share and per share data)

	Year ended
	September 28, 2002				Unaudited
			Pro Forma		Pro Forma
	White	IDS	Adjustments		Combined

Net sales	$90,458	$25,809	$—		$116,267
Cost of sales	61,558	21,420	(545	)(a)	82,433

Gross profit	28,900	4,389	545		33,834

Expenses:
Selling, general and administrative	13,939	3,364	(137	)(a)	17,166
		—	25	(b)	25
Product development	4,264	872	(30	)(a)	5,106
Interest expense	147	480			627
Interest income	(165)	(16)			(181)
Other income	—	(22)			(22)
Amortization of intangible assets	1,587	—	1,233	(c)	2,820

Total expenses	19,772	4,678	1,091		25,541

Income (loss) before income taxes	9,128	(289)	(546)		8,293
Provision (benefit) for income taxes	388	(92)	(216	)(d)	80

Net income (loss)	$8,740	$(197)	$(330)		$8,213

Net income per common share — basic (e)	$0.44				$0.40

Net income per common share-diluted (e)	$0.42				$0.38

Weighted average number of common shares and equivalents:
Basic	19,815,162		577,595		20,392,757
Diluted	20,922,434		826,792		21,749,226

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

WHITE ELECTRONIC DESIGNS CORPORATION
UNAUDITED PRO FORMA
COMBINED STATEMENT OF INCOME
(In thousands of dollars except share and per share data)

	Three months ended
	December 28, 2002				Unaudited
			Pro Forma		Pro Forma
	White	IDS	Adjustments		Combined

Net sales	$23,604	$5,886	$—		$29,490
Cost of sales	15,171	4,919	(136	)(a)	19,954

Gross profit	8,433	967	136		9,536

Expenses:
Selling, general and administrative	3,993	1,133	(34	)(a)
			6	(b)	5,098
Product development	1,193	248	(8	)(a)	1,433
Interest expense	—	97			97
Interest income	(65)	(4)			(69)
Other income	—	(19)			(19)
Amortization of intangible assets	21	—	158	(c)	179

Total expenses	5,142	1,455	122		6,719

Income (loss) before income taxes	3,291	(488)	14		2,817
Provision (benefit) for income taxes	1,061	(113)	6	(d)	954

Net income (loss)	$2,230	$(375)	$8		$1,863

Net income per common share — basic (e)	$0.11				$0.09

Net income per common share-diluted (e)	$0.11				$0.08

Weighted average number of common shares and equivalents:
Basic	20,108,720		577,595		20,686,315
Diluted	21,197,623		882,556		22,080,179

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

White Electronic Designs Corporation
Notes to Unaudited Pro Forma Combined Statement of Income

Pro Forma Adjustments to the Statement of Income

(a)	Represents a reduction in the depreciation of IDS property, plant and equipment based on the fair value adjustments of such assets, as well as the impact relating to revisions of the remaining useful lives of such assets.

(b)	Represents expense relating to amortization of unearned compensation attributable to unvested IDS’ options assumed at the date of the acquisition.

(c)	Represents the effect of adjustments increasing amortization of identifiable intangible assets based on the adjustment of such assets to fair value as discussed in the Notes to Unaudited Pro Forma Combined Balance Sheet.

(d)	Represents the aggregate pro forma income tax effect (39.5%) of the adjustments summarized at (a) through (c) above.

(e)	Pro forma net income per common share – basic has been adjusted to reflect the issuance of 577,595 shares of White common stock in exchange for the outstanding shares of IDS common stock. Pro forma net income per share — diluted is similar to pro forma net income per share – basic, except that the denominator has been increased to include the number of additional common shares that would have been outstanding if the stock options issued in exchange for IDS options and warrants had been exercised.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Reorganization dated as of January 22, 2003 by and among White Electronic Designs Corporation, IDS Reorganization Corp. and Interface Data Systems, Inc.

4.1*	Indemnification and Release Agreement dated as of January 22, 2003 by and among White Electronic Designs Corporation and all of the outstanding shareholders of Interface Data Systems, Inc.

23.1	Consent of Nelson Lambson & Co., PLC

99.1*	Press Release dated January 23, 2003.

*	Previously filed